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                                                                     EXHIBIT 3.2

                                    BY LAWS

                                       OF

                            DAVIN ENTERPRISES, INC.


                              ARTICLE I - OFFICES
                              -------------------

     The principal office of the Corporation shall be located in the City, County and State so provided in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine and the business may require.

                           ARTICLE II - SHAREHOLDERS
                           -------------------------

     1.   Place of Meetings.  Meetings of shareholders shall be held at the
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principal office of the Corporation, or at such other places within or without the State of Delaware as the Board shall authorize.

     2.   Annual Meetings.  The annual meeting of the shareholders of the
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Corporation shall be held at 2:00 p.m. on the last Tuesday of the third month in each year after the close of the fiscal year of the Corporation, if such date is not a legal holiday and if a legal holiday, then on the next business day following at the same hour, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

     3.   Special Meetings.  Special meetings of the shareholders may be called
          ----------------
at any time by the Board or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten (10%) per cent of the outstanding shares entitled to vote thereat, or as otherwise required by law.

     4.   Notice of Meetings.  Written notice of each meeting of shareholders,
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whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail. Such notice shall be served not less than ten (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting. If at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose

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and to that effect.  If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

     5.   Waiver.  Notice of any meeting need not be given to any shareholder
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who submits a signed waiver of notice either before or after a meeting.  The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

     6.   Fixing Record Date.  For the purpose of determining the shareholders
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entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

     7.   Quorum.
          ------

          (a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a majority of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

          (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

     8.   Voting.
          ------

          (a) Except as otherwise provided by statute or by Certificate of Incorporation,

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                 (1) directors shall be elected by a plurality of the votes cast; and

                 (2) all other corporate action to be taken by vote
                     of the shareholders, shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

          (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

          (c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing. No proxy shall be voted or acted upon after three (3) years unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless the proxy states that it is irrevocable, except as otherwise provided by law.

          (d) Any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

                       ARTICLES III - BOARD OF DIRECTORS
                       ---------------------------------

     1.   Number.  The number of the directors of the Corporation shall be one
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(1) until otherwise determined by a vote of the Board.

          (a) Indemnification.  Directors shall be indemnified for their actions
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to the full extent provided by the law.

     2.   Election.  Except as may otherwise be provided herein or in the
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Certificate the members of the Board need not be shareholders and shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

     3.   Term of Office.  Each director shall hold office until the annual
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meeting of the shareholders next succeeding his election

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and until his successor is elected and qualified, or until his prior death, resignation or removal.

     4.   Duties and Powers.  The Board shall be responsible for the control and
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management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

     5.   Annual Meetings.  Regular annual meetings of the Board shall be held
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immediately following the annual meeting of shareholders.

     6.   Regular Meetings and Notice.  The Board may provide by resolution for
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the holding of regular meetings of the Board of Directors, and may fix the time and place thereof. Notice of regular meetings shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting, notice of such action be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

     7.   Special Meetings and Notice.
          ---------------------------

          (a) Special meetings of the Board shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

          (b) Notice of special meetings shall be mailed directly to each directors addressed to him at the address designated by him for such purpose at his usual place of business, at least two (2) business days before the day on which the meeting is to be held, or delivered to him personally or given to him orally, not later than the business day before the day on which the meeting is to be held.

          (c) Notice of a special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

     8.   Chairman.  At all meetings of the Board, the Chairman, if present,
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shall preside.  If there shall be no Chairman, or he shall be absent, then the
President shall preside. In his absence, the Chairman shall be chosen by the Directors present.

     9.   Quorum and Adjournments.
          -----------------------

          (a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these

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By-laws.  Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all parsons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

          (b) A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

     10.  Manner of Actings.
          -----------------

          (a) At all meetings of the Board, each director present shall have one vote.

          (b) Except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     11.  Vacancies.  Any vacancy in the Board of Directors resulting from an
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increase in the number of directors, or the death, resignation, disqualification, removal or inability to act of any director, shall be filled for the unexpired portion of the terms by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for that purpose.

     12.  Resignation.  Any director may resign at any time by giving written
          -----------
notice to the Board, the President or the secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the BoArd or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     13.  Removal.  Any director may be removed, with or without cause, at any
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time by the holders of a majority of the shares then entitled to vote at an election of directors, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

     14.  Compensation.  No compensation shall be paid to directors as such, for
          ------------
their services, but by resolution of the BOARD, a fixed sum and expenses for actual attendance may be authorized for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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     15.  Contracts.
          ---------

          (a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is financially interested in such other business, provided such fact is disclosed to the Board.

          (b) Any director may be a party to or may be interested in any contract or transaction of this Corporation individually, and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken.
Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

     16.  Committees.  The Board, by resolution adopted by a majority of the
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entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, which such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to bear each other at the same timer shall constitute a director's presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

                             ARTICLE IV - OFFICERS
                             ---------------------

     1.   Number and Qualifications.  The officers of the Corporation shall
          -------------------------
consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

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     2.   Election.  The officers of the Corporation shall be elected by the
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Board at the regular annual meeting of the Board following the annual meeting of shareholders.

     3.   Term of Office.  Each officer shall hold office until the annual
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meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

     4.   Resignation. Any officer may at any time by giving written notice
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thereof to the Board, the President or the Secretary of the Corporation.  Such
resignation shall take effect upon receipt thereof by the Board or by such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

     5.   Removal.  Any officer, whether elected or appointed by the Board, may
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be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

     6.   Vacancies.  A vacancy in any office by reason of death, resignation,
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inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

     7.   Duties.  Unless otherwise provided by the Board, officers of the
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Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these by-laws, and such powers and duties as may be specifically provided for by the Board.
The President shall be the chief executive officer of the Corporation.

     8.   Sureties and Bonds.  At the request of the Board, any officer,
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employee or agent of the Corporation shall execute for the Corporation a bond in such sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

     9.   Shares of Other Corporations.  Whenever the Corporation is the holder
          ----------------------------
of shares of any other corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize.

                          ARTICLE V - SHARES OF STOCK
                          ---------------------------

     1.   Certificates.
          ------------

          (a) The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They

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shall bear the holder's name and the number of shares and shall be signed by the
Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

          (b) Certificate representing shares shall not be issued until they are fully paid for.

          (c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

     2.   Lost or Destroyed Certificates.  Upon notification by the holder of
          ------------------------------
any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in such sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board it is proper to do so.

     3.   Transfers of Shares.
          -------------------

          (a) Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorneys upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.

          (b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          (c) The Corporation shall be entitled to impose such restrictions on the transfer of shares as may be necessary for the purpose of electing or maintaining Subchapter S status under the

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Internal Revenue Code or for the purpose of securing or maintaining any other tax advantage to the Corporation.

     4.   Record Date.  In lieu of closing the share records of the Corporation,
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the Board may fix, in advance, a date not less than ten (10) days nor more than sixty (60) days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

     Subject to this Certificate of Incorporation and to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts and at such time or times as the Board may determine. Before payment of any dividends, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

                           ARTICLE VII - FISCAL YEAR
                           -------------------------

     The fiscal year of the corporation shall be fixed by the Board from time to time, subject to applicable law.

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                         ARTICLE VIII - CORPORATE SEAL
                         -----------------------------

          The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

                            ARTICLE IX - AMENDMENTS
                            -----------------------

          1.  By Shareholders.  All by-laws of the Corporation shall be subject
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to revision, amendment or repeal, and new by-laws may be adopted from time to time by a majority of the shareholders who are at such time entitled to vote in the election of directors.

          2.  By Directors.  The Board of Directors shall adopt a resolution
              ------------
setting forth the amendment proposed declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereto for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders. Such special or annual meeting shall be called and held upon notice. This notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting a vote of the stockholders entitled to vote thereon shall be taken for and against the proposed amendment. If a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged, filed and recorded and shall become effective.

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